Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-8 No. 333-57645 and No. 333-113721) pertaining to the Stock Incentive Plan (1998) of Toll Brothers, Inc.,

2.	Registration Statement (Form S-8 No. 333-143367) pertaining to the Stock Incentive Plan for Employees (2007) of Toll Brothers, Inc., as amended,

3.	Registration Statement (Form S-8 No. 333-144230) pertaining to the Stock Incentive Plan for Non-Employee Directors (2007) of Toll Brothers, Inc., as amended,

4.	Registration Statement (Form S-8 No. 333-148362) pertaining to the Employee Stock Purchase Plan of Toll Brothers, Inc,

5.
Registration Statement (Form S-3 No. 333-178130) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., Toll Finance Corp. and the additional registrants named therein, and in the related Prospectus, and

6.
Registration Statement (Form S-4 No. 333-179380) of Toll Brothers, Inc. Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., and the additional registrants named therein and in the related Prospectus;

of our reports dated December 22, 2011 related to the consolidated financial statements of TMF Kent Partners, LLC and subsidiaries and the financial statements of KTL 303 LLC as of October 31, 2011 and for the year then ended, appearing in this Annual Report on Form 10-K of Toll Brothers, Inc. for the year ended October 31, 2012.

/s/ WeiserMazars LLP

New York, New York
December 28, 2012